Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. SETS EARNINGS RELEASE AND CONFERENCE CALL DATES
FOR FOURTH QUARTER AND YEAR-END 2014 RESULTS

NASHVILLE, Tenn. (January 28, 2015) - AmSurg Corp. (Nasdaq: AMSG) today announced it will release its fourth quarter and year-end 2014 financial results on Wednesday, February 25, 2015, after the market closes. The Company will also host a conference call at 9:00 a.m. Eastern Time on Thursday, February 26, 2015. The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations. The on-line replay will follow shortly after the call and continue for 30 days.

AmSurg Corp. operates an Ambulatory Services business that acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. AmSurg also operates a Physician Services business, Sheridan, that provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of September 30, 2014, AmSurg owned and operated 243 ASCs in 34 states and provides physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

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